
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Butler
Manufacturing Company Consolidated Statements of Operations for the year ended
December 31, 1998, and Consolidated Balance Sheet as of December 31, 1998, and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               DEC-31-1998
<CASH>                                          10,260
<SECURITIES>                                         0
<RECEIVABLES>                                  134,413
<ALLOWANCES>                                     3,791
<INVENTORY>                                     70,252
<CURRENT-ASSETS>                               253,500
<PP&E>                                         243,671
<DEPRECIATION>                                 145,967
<TOTAL-ASSETS>                                 393,893
<CURRENT-LIABILITIES>                          161,130
<BONDS>                                         62,901<F1>
<PREFERRED-MANDATORY>                           12,623
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                     178,536<F2>
<TOTAL-LIABILITY-AND-EQUITY>                   393,893
<SALES>                                        962,163
<TOTAL-REVENUES>                               962,163<F3>
<CGS>                                          800,307
<TOTAL-COSTS>                                  800,307
<OTHER-EXPENSES>                               125,291<F4>
<LOSS-PROVISION>                                13,616<F5>
<INTEREST-EXPENSE>                               5,667
<INCOME-PRETAX>                                 17,675
<INCOME-TAX>                                    10,696
<INCOME-CONTINUING>                              6,979
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     6,979
<EPS-PRIMARY>                                      .92
<EPS-DILUTED>                                      .92

<F1>Reflects long-term debt, less current maturities.
<F2>Reflects other stockholders' equity before deduction of $40.9 million treasury stock and foreign currency translation adjustments.
<F3>Reflects net sales plus net international joint venture income less net other expense.
<F4>Consists of selling, general, and administrative expense.
<F5>Includes restructuring and asset impairment charges of $7.1 million and 6.5 million, respectively.

